Exhibit 3.2

Number PA- See legends on reverse	VIEWRAY, INC. A Delaware Corporation Incorporated July 21, 2015	** ** Shares Series A Convertible Preferred Stock $0.01 par value

THIS CERTIFIES THAT **                                        ** is the record holder of              (#) fully paid and nonassessable shares of Series A Convertible Preferred Stock of ViewRay, Inc. (the “Corporation”), transferable only on the share register of the Corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents. The shares represented by this certificate are subject to the legend(s) affixed to the back of this certificate.

A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

WITNESS the signatures of its duly authorized officers this      day of             ,         .

Chris A. Raanes President and Chief Executive Officer	Ajay Bansal Chief Financial Officer

FOR VALUE RECEIVED                          HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO                                 SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                 , ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARES REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED            , 20

IN PRESENCE OF	(Witness)	(Shareholder)

(Shareholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE DATE OF ISSUANCE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.